UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

J.P. Morgan Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-265588	87-3439916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue 9th Floor
New York, New York		10172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 270-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

On September 2, 2025, J.P. Morgan Real Estate Income Trust, Inc. (the “Company”), pursuant to the Company's distribution reinvestment plan, issued 94,224, 10,080 and 13,361 Class E, Class I and Class Y shares of common stock at prices per share of $11.11, $10.46 and $11.00, respectively, to accredited investors for aggregate purchase prices of $1.05 million, $0.11 million and $0.15 million, respectively.

On September 2, 2025, the Company issued 292,424 and 409,106 Class E and Class Y shares of common stock at prices per share of $11.11 and $11.15, respectively, to accredited investors in private placements for aggregate purchase prices of $3.3 million and $4.6 million, respectively. The aggregate commissions paid in connection with the sale of Class Y shares were $0.06 million.

On October 1, 2025, the Company, pursuant to the Company's distribution reinvestment plan, issued 96,189, 10,332 and 14,450 Class E, Class I and Class Y shares of common stock at prices per share of $11.18, $10.49 and $11.06, respectively, to accredited investors for aggregate purchase prices of $1.08 million, $0.11 million and $0.16 million, respectively.

On October 1, 2025, the Company issued 351,029, 185,934 and 666,513 Class E, Class I and Class Y shares of common stock at prices per share of $11.18, $10.49 and $11.20, respectively, to accredited investors in private placements for aggregate purchase prices of $3.9 million, $2.0 million and $7.5 million, respectively. The aggregate commissions paid in connection with the sale of Class Y shares were $0.10 million.

On November 3, 2025, the Company, pursuant to the Company's distribution reinvestment plan, issued 99,344, 10,737 and 16,180 Class E, Class I and Class Y shares of common stock at prices per share of $11.22, $10.50 and $11.09, respectively, to accredited investors for aggregate purchase prices of $1.12 million, $0.11 million and $0.18 million, respectively.

On November 3, 2025, the Company issued 2,071,380 and 596,947 Class E and Class Y shares of common stock at prices per share of $11.22 and $11.25, respectively, to accredited investors in private placements for aggregate purchase prices of $23.3 million and $6.7 million, respectively. The aggregate commissions paid in connection with the sale of Class Y shares were $0.10 million.

The transactions described above were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof and Regulation D thereunder because they were not part of any public offering and did not involve any general solicitation or general advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. Morgan Real Estate Income Trust, Inc.

Date:	November 6, 2025	By:	/s/ Lawrence A. Goodfield, Jr.
Lawrence A. Goodfield, Jr. Chief Financial Officer and Treasurer